Consent of Qualified Person
I, Emmarentia Maritz, in connection with the Technical Report Summary for “Obuasi Mine, A Life of Mine Summary Report” dated 31 December 2021 (the “Technical Report Summary”) as required by Item 601(b)(96) of Regulation S-K and filed as an exhibit to AngloGold Ashanti Limited’s (“AngloGold Ashanti”) annual report on Form 20-F for the year ended 31 December 2022 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 20-F”) pursuant to Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“1300 Regulation S-K”), consent to:
•the public filing and use of the Technical Report Summary as an exhibit to the Form 20-F;
•the use of and reference to my name, including my status as an expert or “Qualified Person” (as defined in 1300 Regulation S-K) in connection with the Form 20-F and Technical Report Summary;
•any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarised, quoted or referenced from the Technical Report Summary, or portions thereof, that is included or incorporated by reference into the Form 20-F; and
•the incorporation by reference of the above items as included in the Form 20-F into AngloGold Ashanti and AngloGold Ashanti Holdings plc’s registration statement on Form F-3 (Registration Nos. 333-264051 and 333-264051-01) (and any amendments or supplements thereto).

Date: 17 March 2023

/s/ Emmarentia Maritz
Emmarentia Maritz

Consent of Qualified Person
I, Douglas Atanga, in connection with the Technical Report Summary for “Obuasi Mine, A Life of Mine Summary Report” dated 31 December 2021 (the “Technical Report Summary”) as required by Item 601(b)(96) of Regulation S-K and filed as an exhibit to AngloGold Ashanti Limited’s (“AngloGold Ashanti”) annual report on Form 20-F for the year ended 31 December 2022 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 20-F”) pursuant to Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“1300 Regulation S-K”), consent to:
•the public filing and use of the Technical Report Summary as an exhibit to the Form 20-F;
•the use of and reference to my name, including my status as an expert or “Qualified Person” (as defined in 1300 Regulation S-K) in connection with the Form 20-F and Technical Report Summary;
•any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarised, quoted or referenced from the Technical Report Summary, or portions thereof, that is included or incorporated by reference into the Form 20-F; and
•the incorporation by reference of the above items as included in the Form 20-F into AngloGold Ashanti and AngloGold Ashanti Holdings plc’s registration statement on Form F-3 (Registration Nos. 333-264051 and 333-264051-01) (and any amendments or supplements thereto).

Date: 17 March 2023

/s/ Douglas Atanga
Douglas Atanga